Exhibit 3.2.114

BYLAWS OF

OUTBACK STEAKHOUSE OF SOUTH CAROLINA, INC.

June 23, 1992

ARTICLE I

OFFICES AND REGISTERED AGENT

Section 1.01. Principal Office. The Corporation shall maintain its Principal Office in the City of Greenville, State of South Carolina.

Section 1.02. Registered Office. The Corporation shall maintain a Registered Office as required by the South Carolina Business Corporation Act, as amended from time to time (the “Act”), at a location in the State of South Carolina designated by the Board of Directors from time to time. In the absence of a contrary designation by the Board of Directors, the Registered Office of the Corporation shall be located at its Principal Office.

Section 1.03. Other Offices. The Corporation may have such other offices within and without the State of South Carolina as the business of the Corporation may require from time to time. The authority to establish or close such other offices may be delegated by the Board of Directors to one or more of the Corporation’s Officers.

Section 1.04. Registered Agent. The Corporation shall maintain a Registered Agent as required by the Act at a location in South Carolina designated by the Board of Directors. The Registered Agent shall be designated by the Board of Directors from time to time to serve at its pleasure. In the absence of such designation the Registered Agent shall be the Corporation’s Secretary.

Section 1.05. Filings. In the absence of directions from the Board of Directors to the contrary, the Secretary of the Corporation shall cause the Corporation to maintain currently all filings in respect of the Registered Office and Registered Agent with all governmental officials as required by the Act or otherwise by law.

ARTICLE II

SHAREHOLDERS

Section 2.01. Annual Meetings. An annual meeting of the Corporation’s Shareholders shall be held once each calendar year for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. The annual meeting shall be held at the time and place designated by the Board of Directors from time to time. In the absence of any such designation, the annual meeting shall be held at the hour of ten o’clock in the morning on the second Tuesday of the third month following the Corporation’s fiscal year-end; but if that day shall be a holiday under federal or South Carolina law, then such annual meeting shall be held on the next succeeding business day.

Section 2.02. Special Meetings. Special meetings of the Corporation’s Shareholders may be called for any one or more lawful purposes by the Corporation’s President, the Chairman of the Board of Directors, a majority of the Board of Directors, or the holders of record of ten percent of the Corporation’s outstanding shares of voting capital stock. Special meetings of the Shareholders shall be held at the Corporation’s Registered office at the time designated in the notice of the meeting provided for herein below; provided, however, that such meetings called by a majority of the Board of Directors may be held at such places as the Board of Directors may determine.

Section 2.03. Notice of Meetings, Waiver or Notice. Written or printed notice of all meetings of Shareholders shall be delivered not less than ten nor more than fifty days before the meeting date, either personally or by registered or certified mail, to all Shareholders of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited with postage thereon prepaid in the United States mail, addressed to the shareholder at the shareholder’s address as it appears on the Corporation’s records, or if a Shareholder shall have filed with the Secretary of the corporation a written request that notices to him be mailed to some other address, then directed to him at that other address. Such notice shall state the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting was called. At the written request, delivered personally or by registered or certified mail, of the person or persons calling a special meeting of Shareholders, the President or Secretary of the Corporation shall fix the date and time of the meeting and provide notice thereof to the Shareholders as required above; provided, however, such date shall in no event be fixed less than ten or more than fifty days from the date the request was received. If the notice of the meeting is not given within fifteen days after the request is made to the President or Secretary, the person or persons calling the meeting may fix the date and time of the meeting and give or cause to be given the notice thereof required above. Notice of a meeting of Shareholders need not be given to any Shareholder who attends such meeting or who, in person or by proxy, signs a waiver of notice either before or after the meeting. To be effective such waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies. Such recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat. Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional recitals creating a patent ambiguity as to its proper application.

Section 2.04. Quorum. Except as may otherwise be required by law or the Corporation’s Articles of Incorporation, at any meeting of Shareholders the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum for the transaction of any business properly before the meeting. Shares entitled to vote as a separate voting group on a matter may take action at a meeting only if a quorum of the shares in the separate voting group are present in person or by proxy at the meeting. In the absence of a quorum a meeting may be adjourned from time to time, in accordance with the provisions concerning adjournments contained elsewhere in these Bylaws, by the holders of a majority of the shares represented at the meeting in person or in proxy. At such adjourned meeting a quorum of Shareholders may transact such business as might have been properly transacted at the original meeting.

Section 2.05. Transaction of Business. Business transacted at an annual meeting of Shareholders may include all such business as may properly come before the meeting. Business transacted at a special meeting of Shareholders shall be limited to the purposes stated in the notice of the meeting.

Section 2.06. Shareholders of Record. For the purpose of determining Shareholders entitled to vote at any meeting of Shareholders, or entitled to receive dividends or other distributions, or in connection with any other proper purpose requiring a determination of Shareholders, the Board of Directors shall by resolution fix a record date for such determination. The date shall be not more than fifty and not less than ten days prior to the date on which the activity requiring the determination is to occur. The Shareholders of record appearing in the stock transfer books of the Corporation at the close of business on the record date so fixed shall constitute the Shareholders of right in respect of the activity in question. In the absence of action by the Board of Directors to fix a record date, the record date shall be ten days prior to the date on which the activity requiring a determination of Shareholders is to occur.

Section 2.07. Voting. Except as may otherwise be required by the Act or the Corporation’s Articles of Incorporation, and subject to the provisions concerning Shareholders of record contained elsewhere in these Bylaws, a person (or his proxy) present at a meeting of Shareholders shall be entitled to one vote for each share of voting stock as to which such person is the Shareholder of record. In elections of Directors, those candidates receiving the greater number of votes cast (though not necessarily majority of votes cast) at the meeting shall be elected. Any other corporate action shall be authorized by a majority of the votes cast at the meeting unless otherwise provided by the Act, the Corporation’s Article of Incorporation or these Bylaws.

Section 2.08. Adjournments. A majority of the voting shares held by Shareholders of record present in person or by proxy at a meeting of Shareholders may adjourn a meeting from time to time to a date, time, and place fixed by notice as provided for above or, if such date is less than thirty days from the date of adjournment, to a date, time, and place fixed by the majority and announced at the original meeting prior to adjournment.

Section 2.09. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Shareholders, if permitted by the Act, may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

Section 2.10. Proxies. At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless it qualifies as an irrevocable proxy under the Act.

Section 2.11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by the officer, agent or proxy as the bylaws of that corporation may prescribe, or, in the absence of such provision, as the board of directors of the other corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name.

Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into his name if authority to do is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 2.12. Action. Approval of actions by Shareholders shall be in accordance with the requirements of the Act, except to the extent otherwise provided by the Articles of Incorporation.

Section 2.13. Order of Business. The order of business at the annual meeting, and so far as practicable at all other meetings of Shareholders, shall be as follows:

1.	Proof of notice of the meeting

2.	Determination of a quorum

3.	Reading and disposal of unapproved minutes

4.	Reports of officers and committees

5.	Election of directors

6.	Unfinished business

7.	New business

8.	Adjournment

Except with respect to a specific rule to the contrary in these Bylaws or the Act, Robert’s Rules of Order shall be used to resolve any procedural disputes that might arise in a Shareholders’ meeting.

ARTICLE III

DIRECTORS

Section 3.01. Authority. The Board of Directors shall have ultimate authority over the conduct and management of the business and affairs of the Corporation.

Section 3.02. Number. The Corporation shall have the number of Directors specified in the Articles of Incorporation.

Section 3.03. Tenure. Each Director shall hold office from the date of his election and qualification until his successor shall have been duly elected and qualified, or until his earlier removal, resignation, death, or incapacity. An election of all Directors by the Shareholders shall be held at each annual meeting of the Corporation’s Shareholders.

Section 3.04. Removal. Any Director may be removed from office, with or without cause, by a vote of the holders of a majority of the shares of the Corporation’s voting stock. Any Director may be removed from office with cause by a majority vote of the Board of Directors at a meeting at which only the removal and replacement of the Director or Directors in question shall be considered.

Section 3.05. Vacancies. The Shareholders shall elect a new Director to fill any vacancy on the Board of Directors in the same manner and subject to the same restrictions and voting rights as apply to the election of the Director whose removal, resignation, death, or newly created directorship created the vacancy.

Section 3.06. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may by resolution provide for the holding of additional regular meetings without notice other than such resolution; provided, however, the resolution shall fix the date, time, and place (which may be anywhere within or without the State of the Corporation’s Principal Office) for these regular meetings.

Section 3.07. Special Meetings; Notice of Special Meeting. Special meetings of the Board of Directors may be called or any lawful purpose or purposes by any Director or the President of the Corporation. The person calling a special meeting shall give, or cause to be given, to each Director at his business address, notice of the date, time and place of the meeting by any normal means of communication not less than seventy-two hours nor more than sixty days prior thereto. The notices may, but need not, describe the purpose of the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail at the Director’s business address, with postage thereon prepaid. If notice is given by telegram, the notice shall be deemed delivered when the telegram is delivered to the telegraph company. Any time or place fixed for a special meeting must permit participation in the meeting by means of telecommunications as authorized below.

Section 3.08. Waiver of Notice of Special Meetings. Notice of a special meeting need not be given to any Director who signs a waiver of notice either before or after the meeting. To be effective the waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies. The recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat. Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional recitals creating a patent ambiguity as to its proper application. The attendance of a Director at a special Directors meeting shall constitute a waiver of notice of that meeting, except where the Director attends the meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.09. Participation by Telecommunications. Any Director may participate in, and be regarded as present at, any meeting of the Board of Directors by means of conference telephone or any other means of communication by which all persons participating in the meeting can hear each other at the same time.

Section 3.10. Quorum. A majority of Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.11. Action. The Board of Directors shall take action pursuant to resolutions adopted by the affirmative vote of a majority of the Directors participating in a meeting at which a quorum is present, or the affirmative vote of a greater number of Directors where required by the Corporation’s Articles of Incorporation or otherwise by law.

Section 3.12. Action Without Meeting. Any action permitted by the Act and required or permitted to be taken by the Board of Directors at an annual, regular, or special meeting may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the Directors in accordance with the procedures as authorized by the Act.

Section 3.13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward his dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.14. Committees. The Board of Directors may by resolution designate and delegate authority to an Executive Committee and other committees with such authority as may be permitted by the Act.

Section 3.15. Compensation. The Board of Directors may by resolution authorize payment to all Directors of a uniform fixed sum for attendance at each meeting or a uniform stated salary as a Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefore. The Board of Directors may also by resolution authorize the payment of reimbursement of all expenses of each Director related to the Director’s attendance at meetings.

Section 3.16. Order of Business. The order of business at all meetings of the Board of Directors shall be:

1.	Determination of a quorum

2.	Reading and disposal of all unapproved minutes

3.	Reports of officers and committees

4.	Unfinished business

5.	New business

6.	Adjournment

Except with respect to a specific rule to the contrary in these Bylaws or the Act, Robert’s Rules of Order shall be used to resolve any procedural dispute that might arise in a Board of Directors’ meeting.

ARTICLE IV

OFFICERS

Section 4.01. Appointment. The Corporation shall have such officers as the Shareholders may from time by resolution designate and shall have the authority and exercise the duties as the Board of Directors specify by resolution from time to time. Any two or more offices may be held by one person, except as may be specified in the resolution creating a particular office or otherwise by an agreement binding on the Corporation.

Section 4.02. Removal. Except as may otherwise be provided by law or in the Articles of Incorporation, any officer may be removed by the Board of Directors with or without cause at any time.

Section 4.03. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V

INDEMNIFICATION

Section 5.01. Scope. Every person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to the Act, against all expenses, liabilities, and losses (including without limitation attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Shareholders, insurance, provision of law, or otherwise, as well as their rights under this Article.

Section 5.02. Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 6.02. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors, and such authority may be general or confined to specific instances.

Section 6.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 6.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall state upon the face thereof the name of the person to whom issued, the number of shares, and the fact that the corporation is organized under the laws of the State of South Carolina. Each certificate shall be signed by the President and by the Secretary. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon the making of an affidavit by the holder of record of the shares represented by such certificate setting forth the facts concerning the loss, theft or mutilation thereof and upon such bond or indemnity to the Corporation as the Board of Directors may prescribe. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is not imprudent to do so.

Section 7.02. Transfer of Shares. Subject to the provisions of the Act and to any transfer restrictions binding on the Corporation, transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his agent, attorney-in-fact or other legal representative, who shall furnish proper evidence of authority to transfer, upon surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 7.03. Voting of Shares in other Corporations owned By The Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders’ meeting of the other corporation by the President of the Corporation if he be present, or in his absence by any Vice-President of the Corporation who may be present. Whenever, in the judgment of the President, or, in his absence, of any Vice-President, it is desirable for the Corporation to execute a proxy or give a shareholders’ consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Corporation, the proxy or consent shall be executed in the name of the Corporation by the President or one of the Vice-Presidents of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by the other corporation.

Section 7.04. Fiscal Year. The fiscal year of the Corporation shall be established, and may be altered, by resolution of the Board of Directors from time to time as the Board deems advisable.

Section 7.05. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions as the Board of Directors deems advisable and as permitted by law.

Section 7.06. Seal. The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, State of South Carolina.”

Section 7.07. Amendments. These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the shareholders representing a majority of the outstanding shares entitled to vote to elect Directors at a meeting of the Shareholders called for that purpose.

Section 7.08. Severability. Any provision of these Bylaws, or any amendment or alteration thereof, which is determined to be in violation of the Act shall not in any way render any of the remaining provisions invalid.

Section 7.09. References to Gender and Number Terms. In construing these Bylaws, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so requires.

Section 7.10. Headings. The Article and Section headings in these Bylaws are inserted for convenience only and are not part of the Bylaws.